Exhibit 16.1

509.624.9223 mail@fruci.com	802 North Washington Spokane, WA 99201

July 17, 2026

REMSleep Holdings, Inc.

1170 Cherrywood Rd

Waycross, GA 91503

VIA E-MAIL

This letter serves to confirm that the client-auditor relationship between REMSleep Holdings, Inc.

(CIK:1412126 ) and Fruci & Associates II, PLLC has ceased.

Very truly yours,

Fruci & Associates II, PLLC

Cc: (via e-mail to SECPSletters@sec.gov)

Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

100 F Street NE

Washington DC 20549